Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
Investor Relations (818) 223-7530

Marya Jones, Director, Communications
Media Relations (818) 223-7591

RYLAND ANNOUNCES INCREASE IN STOCK REPURCHASE PROGRAM

CALABASAS, Calif., Dec. 22, 2004 — The Ryland Group, Inc. (NYSE: RYL), today announced it has received authorization from its board of directors to repurchase an additional 2 million shares of Ryland common stock. The company has already purchased approximately 2.9 million shares in 2004. It has more than 950,000 shares remaining from its previous authorization, bringing the total remaining authorization to more than 2.9 million shares.

     With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. The company currently operates in 27 markets across the country and has built more than 225,000 homes and financed more than 195,000 mortgages since its founding in 1967. Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.” Previous news releases may be obtained at www.ryland.com.

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